EXHIBIT 99.1

                          ANNUAL OFFICER'S CERTIFICATE
                           WORLD OMNI FINANCIAL CORP.

         The undersigned, duly authorized representative of World Omni Financial Corp., as Servicer, pursuant to Section 3.5 of the Amended and Restated Trust Sale and Servicing Agreement, dated as of April 6, 2000, between World Omni Financial Corp., as Servicer, WODFI LLC, as Transferor, and World Omni Master Owner Trust (the "Agreement") does hereby certify that a review of the activities of the Servicer during the period from January 1, 2002 through December 31, 2002,has been made under my supervision with a view to determining whether during such period the Servicer has performed and observed all of its obligations under the Agreement. To the best of my knowledge, no default by the Servicer under the Agreement has occurred and is continuing. Capitalized terms used but not defined herein are used as defined in the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 2nd day of April, 2003.



                                            By:/s/___________________________
                                            Name: Victor A. De Jesus
                                            Title:Vice President and
                                                  Chief Financial Officer of
                                                  World Omni Financial Corp.,
                                                  as Servicer














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